Exhibit 99.1

Enterprise GP Holdings L.P.
P.O. Box 4323
Houston, TX  77210
(713) 381-6812

Enterprise GP Holdings Reports Fourth Quarter and Full Year 2008 Results;
Reports Record Distributable Cash Flow

Houston, Texas (Monday, March 2, 2009) – Enterprise GP Holdings L.P., (NYSE: EPE) today announced its consolidated and parent-only financial results for the three months and year ended December 31, 2008.  Enterprise GP Holdings, the Parent Company, reported a 20 percent increase in distributable cash flow to a record $67.9 million for the fourth quarter of 2008 compared to $56.4 million for the fourth quarter of 2007.  Distributable cash flow for the fourth quarter of 2008 provided 1.2 times coverage of the $0.47 per unit distribution with respect to the fourth quarter of 2008, which was paid on February 10, 2009.  This distribution rate represents a 14.6 percent increase from the $0.41 per unit paid with respect to the fourth quarter of 2007.  Distributable cash flow for the year ended December 31, 2008 increased 26 percent to a record $250.0 million from $198.6 million for 2007, and provided 1.1 times coverage of the cash distributions paid with respect to 2008.  Distributable cash flow is a non-generally accepted accounting principle (“non-GAAP”) financial measure that is defined and reconciled later in this press release to its most directly comparable U.S. generally accepted accounting principle (“GAAP”) measure, which is net cash flow provided by operating activities.

Enterprise GP Holdings received $86.1 million of total cash distributions from its investments with respect to the fourth quarter of 2008.  This represents a 10 percent increase from the $78.1 million in distributions the Parent Company received with respect to the fourth quarter of 2007.  This increase in cash distributions is primarily due to higher cash distribution rates from Enterprise Products Partners, TEPPCO and Energy Transfer Equity.  The cash distribution received from Energy Transfer Equity for the fourth quarter of 2007 was for a four-month period rather than a three-month period as in the fourth quarter of 2008, due to their transition from a fiscal year to calendar year basis for reporting and cash distribution purposes.  The following table presents a comparison of distributions received for the fourth quarter of 2008 and the fourth quarter of 2007.

(dollars in thousands)	4th Qtr 2008	4th Qtr 2007	Change
Enterprise Products Partners & EPGP	$47,381	$41,020	15.5%

TEPPCO Partners & TEPPCO GP	18,658	15,442	20.8%

Energy Transfer Equity & LE GP	20,045	21,598	-7.2%

Total	$86,084	$78,060	10.3%

Consolidated net income for the fourth quarter of 2008 increased to $26.1 million, or $0.21 per unit on a fully diluted basis, compared to $21.8 million, or $0.18 per unit on a fully diluted basis, for the fourth quarter of 2007.  The increase in consolidated net income is primarily attributable to record fourth quarter financial and operating results reported by Enterprise Products Partners.  This increase was partially offset by decreased equity earnings from Energy Transfer Equity and lower net income from TEPPCO.  Consolidated net income for 2008 increased 51 percent to $164.1 million, or $1.33 per unit on a fully diluted basis, from $109.0 million, or $0.97 per unit on a fully diluted basis for 2007.

“We are pleased to report record distributable cash flow for the third consecutive quarter, supported by strong financial and operating results from Enterprise Products Partners,” said Dr. Ralph S. Cunningham, president and chief executive officer of Enterprise GP Holdings.  “Our partnership continues to benefit from its investment in Enterprise, which generated significantly higher cash flow in 2008 from more than $2.7 billion of capital projects completed in late 2007 and 2008.  We expect to benefit from the continuing growth of our underlying partnerships in 2009,” continued Cunningham.

 Basis of Presentation of Financial Information

Our Investment in Enterprise Products Partners business segment reflects the consolidated operations of Enterprise Products Partners and its general partner.  Our Investment in TEPPCO business segment reflects the consolidated operations of TEPPCO and its general partner.  The Investment in TEPPCO segment represents the historical operations of TEPPCO and its general partner that were under common control with the Parent Company prior to its acquisition of these interests on May 7, 2007.  We control Enterprise Products Partners and TEPPCO through our ownership of their respective general partners.  Our Investment in Energy Transfer Equity business segment reflects our non-controlling interests in Energy Transfer Equity and its general partner accounted for under the equity method of accounting.  We evaluate segment performance based on operating income.

In accordance with rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) and various other accounting standard-setting organizations, our general purpose financial statements reflect the consolidation of the financial statements of businesses that we control through the ownership of general partner interests (e.g., Enterprise Products Partners and TEPPCO).  Our general purpose consolidated financial statements present our investments in which we do not have a controlling interest as unconsolidated affiliates (e.g., Energy Transfer Equity and its general partner).  To the extent that Enterprise Products Partners and TEPPCO reflect investments in unconsolidated affiliates in their respective consolidated financial statements, these investments will also be reflected as such in our general purpose financial statements unless subsequently consolidated by us due to common control considerations (e.g., Jonah Gas Gathering Company and Texas Offshore Port System).  Also, minority interest presented in our financial statements reflects third-party and related party ownership of our consolidated subsidiaries, which include the third-party and related party unitholders of Enterprise Products Partners, TEPPCO and Duncan Energy Partners.  Unless noted otherwise, our discussions and analysis in this press release are presented from the perspective of our consolidated businesses and operations.

In order for the unitholders of Enterprise GP Holdings and others to more fully understand the Parent Company’s business activities and financial statements on a standalone basis, our press release includes information devoted exclusively to the Parent Company apart from that of our consolidated Partnership.  A key difference between the non-consolidated Parent Company financial information and those of our consolidated Partnership is that the Parent Company views each of its investments (i.e., Enterprise Products Partners, TEPPCO and Energy Transfer Equity) as unconsolidated affiliates and records its share of the net income of each as equity earnings.  In accordance with GAAP, we eliminate such equity earnings in the preparation of our consolidated Partnership financial statements.

Use of Non-GAAP Financial Measures

The press release and accompanying schedules include the non-GAAP financial measure of distributable cash flow.  Exhibit C provides a reconciliation of this non-GAAP financial measure to its most directly comparable financial measure calculated in accordance with GAAP.  Distributable cash flow should not be considered an alternative to GAAP financial measures such as net income, net cash flow provided by operating activities or any other GAAP measure of liquidity or financial performance.  We define distributable cash flow as follows:

▪
Cash distributions expected to be received from the Parent Company’s investments in limited and general partner interests (including related incentive distribution rights, if any, held by these general partners); less the sum of,

▪	Parent Company general and administrative costs on a standalone basis; and

▪	the general and administrative costs, on a standalone basis, of the general partners of Enterprise Products Partners and TEPPCO.

Distributable cash flow is a significant liquidity metric used by senior management to compare net cash flow generated by the Parent Company’s investments to the cash distributions the Parent Company is expected to pay its partners.  Using this metric, senior management can quickly compute the coverage ratio of estimated cash flow to planned cash distributions.

Distributable cash flow is an important non-GAAP financial measure for the Parent Company’s unitholders since it indicates to investors whether or not the Parent Company’s investments are generating cash flow at a level that can sustain or support an increase in quarterly cash distribution levels.  Financial metrics such as distributable cash flow are quantitative standards used by the investment community because the value of a partnership unit is in part measured by its yield (which, in turn, is based on the amount of cash distributions a partnership pays to a unitholder).

Company Information and Forward-Looking Statements

Enterprise GP Holdings L.P. is one of the largest publicly traded GP partnerships and it owns the general partner and certain limited partner interests in Enterprise Products Partners L.P. and TEPPCO Partners, L.P., as well as certain non-controlling general partner and limited partner interests in Energy Transfer Equity, L.P.  For more information on Enterprise GP Holdings L.P., visit its website at www.enterprisegp.com.

This press release contains various forward-looking statements and information that are based on Enterprise GP Holdings’ beliefs and those of its general partner, as well as assumptions made by and information currently available to Enterprise GP Holdings.  When used in this press release, words such as “anticipate,” “project,” “expect,” “plan,” “goal,” “forecast,” “intend,” “could,” “believe,” “may,” and similar expressions and statements regarding the plans and objectives of Enterprise GP Holdings, Enterprise Products Partners, TEPPCO, Energy Transfer Equity or Energy Transfer Partners (the “Related Companies”) for future operations, are intended to identify forward-looking statements.  Although Enterprise GP Holdings and its general partner believe that such expectations reflected in such forward-looking statements are reasonable, neither Enterprise GP Holdings nor its general partner can give assurances that such expectations will prove to be correct. Such statements are subject to a variety of risks, uncertainties and assumptions.  If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, Enterprise GP Holdings’ actual results may vary materially from those it anticipated, estimated, projected or expected.  Among the key risk factors that may have a direct bearing on the Related Companies’ and, in turn, Enterprise GP Holdings’ results of operations and financial condition are:

▪	fluctuations in oil, natural gas and natural gas liquid prices and production due to weather and other natural and economic forces;

▪	the effects of the Related Companies’ debt level on its future financial and operating flexibility;

▪	a reduction in demand for the Related Companies’ products by the petrochemical, refining, heating or other industries;

▪	a decline in the volumes delivered by the Related Companies’ facilities;

▪	the failure of any of the Related Companies’ credit risk management efforts to adequately protect it against customer non-payment;

▪	terrorist attacks aimed at the Related Companies’ facilities; and

▪	the failure to successfully integrate the Related Companies’ operations with companies, if any, that they may acquire in the future.

Enterprise GP Holdings has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts: Randy Burkhalter, Investor Relations (713) 381-6812 or (866) 230-0745
Rick Rainey, Media Relations (713) 381-3635

###

Exhibit A
Enterprise GP Holdings L.P. – Parent Company
Distributable Cash Flow, Summary Income Statements and Selected Balance Sheet Data– UNAUDITED
For the Three Months and Years Ended December 31, 2008 and 2007
(Amounts in thousands)

The following table presents distributable cash flow, summarized income statement data and selected balance sheet information for the Parent Company with respect to the periods shown and at the dates indicated.

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2008	2007	2008	2007
Cash distributions from investees: (1)
Enterprise Products Partners and EPGP:
From common units of
Enterprise Products Partners (2)	$7,246	$6,727	$28,033	$26,203
From 2% general partner interest	4,889	4,441	18,667	17,259
From general partner IDRs	35,246	29,852	131,306	112,013
TEPPCO and TEPPCO GP:
From 4,400,000 common units of TEPPCO	3,190	3,058	12,628	12,144
From 2% general partner interest	1,549	1,275	5,847	5,061
From general partner IDRs	13,919	11,109	52,163	43,850
Energy Transfer Equity and LE GP:
From 38,976,090 common units of
Energy Transfer Equity	19,878	21,437	74,444	51,157
From member interest in LE GP (3)	167	161	505	385
Total cash distributions from investees	86,084	78,060	323,593	268,072
Expenses:
Parent company expenses, excluding
non-cash amortization and other costs	(18,136)	(21,518)	(73,393)	(68,797)
EPGP expenses	(60)	(127)	(212)	(432)
TEPPCO GP expenses	(1)	(50)	(36)	(203)
Total expenses	(18,197)	(21,695)	(73,641)	(69,432)
Distributable cash flow	$67,887	$56,365	$249,952	$198,640
Distributions by parent company:
To limited partners:
EPCO and affiliates	$43,323	$37,432	$164,839	$136,319
Public	14,577	13,077	55,674	42,104
To general partner	6	5	22	18
To former owners of TEPPCO GP	--	--	--	15,084
Total cash distributions	$57,906	$50,514	$220,535	$193,525
Summary income statement data:
Equity earnings in investees (4)	$44,773	$47,689	$238,777	$187,540
General and administrative costs	1,995	1,879	7,283	4,299
Operating income	42,778	45,810	231,494	183,241
Interest expense, net	(16,674)	(24,020)	(67,438)	(74,220)
Provision for income taxes	(1)	(3)	(1)	--
Net income	$26,103	$21,787	$164,055	$109,021
Selected balance sheet data:
Debt principal outstanding at end of period	$1,077,000	$1,090,000	$1,077,000	$1,090,000

(1)  Represents cash distributions received or, in the case of the most recent quarter, declared and expected to be received with respect to such quarter. With respect to cash distributions from investees for the fourth quarter of 2008, we received the distribution shown for TEPPCO and its general partners on February 6, 2009. We received the declared distributions from Enterprise Products Partners, Energy Transfer Equity and their respective general partners on February 9, 2009 and February 19, 2009, respectively.
(2)  Prior to November 2008, the Parent Company owned 13,454,498 common units of Enterprise Products Partners. In November 2008, the Parent Company purchased an additional 216,427 common units. As of December 31, 2008, the Parent Company owned 13,670,925 common units of Enterprise Products Partners.
(3)  In January 2009, the Parent Company acquired an additional 5.7% membership interest in LE GP, which increased its total ownership in LE GP to 40.6% from 34.9%.
(4)  Represents the Parent Company’s share of net income of Enterprise Products Partners, TEPPCO, Energy Transfer Equity and their respective general partners.

Exhibit B
Enterprise GP Holdings L.P.
Condensed Statements of Consolidated Operations – UNAUDITED
For the Three Months and Years Ended December 31, 2008 and 2007
(Amounts in thousands, except per unit amounts)

Since the Parent Company owns the general partner of Enterprise Products Partners and TEPPCO, our general purpose condensed consolidated financial statements include the financial results of Enterprise Products Partners, EPGP, TEPPCO and TEPPCO GP.  The earnings of Enterprise Products Partners, EPGP, TEPPCO and TEPPCO GP that are allocated to limited partner interests not owned by the Parent Company are reflected as minority interest expense in our condensed statements of consolidated operations.  On a consolidated basis, we have classified our operations into three business segments:  Investment in Enterprise Products Partners, Investment in TEPPCO and Investment in Energy Transfer Equity.  The following table summarizes our financial information by business segment:

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2008	2007	2008	2007
Revenues:
Investment in Enterprise Products Partners	$3,583,604	$5,302,469	$21,905,656	$16,950,125
Investment in TEPPCO	2,394,098	3,103,457	13,765,905	9,862,676
Eliminations	(52,226)	(48,426)	(201,985)	(99,032)
Total revenues	5,925,476	8,357,500	35,469,576	26,713,769
Costs and expenses:
Investment in Enterprise Products Partners	3,241,751	5,048,605	20,551,874	16,097,178
Investment in TEPPCO	2,314,666	3,017,326	13,398,579	9,520,610
Other, non-segment including Parent Company	(49,686)	(45,567)	(189,803)	(84,241)
Total costs and expenses	5,506,731	8,020,364	33,760,650	25,533,547
Equity in earnings of unconsolidated affiliates:
Investment in Enterprise Products Partners (1)	5,820	10,785	37,734	20,301
Investment in TEPPCO (1)	(2,729)	(5,673)	(2,871)	(9,793)
Investment in Energy Transfer Equity (2)	(5,193)	3,363	31,298	3,095
Total equity earnings	(2,102)	8,475	66,161	13,603
Operating income:
Investment in Enterprise Products Partners	347,673	264,649	1,391,516	873,248
Investment in TEPPCO	76,703	80,458	364,455	332,273
Investment in Energy Transfer Equity	(5,193)	3,363	31,298	3,095
Other, non-segment including Parent Company	(2,540)	(2,859)	(12,182)	(14,791)
Total operating income	416,643	345,611	1,775,087	1,193,825
Interest expense, net	(161,050)	(145,470)	(608,223)	(487,419)
Provision for income taxes	(10,933)	(6,605)	(31,019)	(15,813)
Other income, net	6,297	2,636	9,668	71,788
Income before minority interest	250,957	196,172	1,145,513	762,381
Minority interest (3)	(224,854)	(174,385)	(981,458)	(653,360)
Net income	$26,103	$21,787	$164,055	$109,021
Allocation of net income to:
Limited partners	$26,100	$21,785	$164,039	$109,010
General partner	$3	$2	$16	$11
Earnings per Unit, basic and fully diluted:
Net income per Unit	$0.21	$0.18	$1.33	$0.97
Average LP Units outstanding (4)	123,192	123,192	123,192	112,325

(1)  Represents equity earnings from third-party unconsolidated affiliates as recorded by Enterprise Products Partners and TEPPCO.
(2)  Represents the Parent Company’s share of the net income of Energy Transfer Equity and its general partner. The Parent Company’s investment in Energy Transfer Equity and its general partner, which were acquired in May 2007, is accounted for using the equity method.
(3)  Primarily represents earnings of Enterprise Products Partners, Duncan Energy Partners and TEPPCO that are allocated to their respective limited partner interests not owned by the Parent Company.
(4)  The Parent Company’s 16,000,000 Class C units are non-participating securities; thus, they are excluded from our earnings per Unit computations.

Exhibit C

Enterprise GP Holdings L.P. – Parent Company
Non-GAAP Reconciliations – UNAUDITED
For the Three Months and Years Ended December 31, 2008 and 2007
(Amounts in thousands)

The following table presents the reconciliation of the Parent Company’s non-GAAP distributable cash flow to GAAP net cash flow provided by operating activities.

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2008	2007	2008	2007
Distributable Cash Flow (Exhibit A)	$67,887	$56,365	$249,952	$198,640
Adjustments to derive net cash flow provided by
operating activities (add or subtract as indicated
by sign of number):
Distributions to be received from investees
with respect to period indicated (Exhibit A) (1)	(86,084)	(78,060)	(323,593)	(268,072)
Distributions received from investees
during period	82,255	70,098	313,506	237,595
Expenses of EPGP and TEPPCO GP	62	177	248	635
Net effect of changes in operating accounts	535	6,262	(5,341)	15,875
Net cash flow provided by operating activities	$64,655	$54,842	$234,772	$184,673

(1) Represents cash distributions collected subsequent to the end of each reporting period.